EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3


 Attachment to item 77Q3:
 NSAR certification - filed as:  EX-99.77Q3 CERT
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EXHIBIT A:
REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of BlackRock Funds:


In planning and performing our audit of the financial statements of BlackRock Funds (the "Fund") for the year ended September 30, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls.   Generally,
controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by errors or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including control over safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2002.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
November 18, 2002




EXHIBIT B:

FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  The BlackRock High Yield
Bond Portfolio
2. Issuer:  Stoneridge Inc.  (rate-11.5%, due 5/01/12)

3.	Date of Purchase:  4/25/02
4.	Underwriter from whom purchased:  Deutsche Bank
Securities Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate:

	PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $2.0 million (total offering:  $200
million)
7.	Aggregate principal amount of purchase by funds advised
by BlackRock (out of total offering):  $4 million
8.	Purchase price (net of fees and expenses):  100
9.	Date offering commenced:  4/25/02
10.	Offering price at end of first day on which any sales
were made:  103.282

11.	Have the following conditions been satisfied?
a.	The securities are part of an issue
	registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
		Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering.	YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.	YES

	c.	The underwriting was a firm commitment
		underwriting.	YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting similar securities during the same period. YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors).  YES

Approved: /s/ Dennis Schaney
Date: 4/25/02



FORM 10f-3
THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  The BlackRock Managed
Income Portfolio
2. Issuer:  Verizon Global  (rate-6.125%, due 6/15/07)

3.	Date of Purchase:  6/18/02
4.	Underwriter from whom purchased:  Deutsche Bank
Securities Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in
syndicate:   PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $1.02 million (total offering:  $1,000
million)
7.	Aggregate principal amount of purchase by funds advised
by BlackRock (out of total offering):  $39.9 million
8.	Purchase price (net of fees and expenses):  99.786
9.	Date offering commenced:  6/18/02
10.	Offering price at end of first day on which any sales
were made:  100.475
11.	Have the following conditions been satisfied?:
a.	The securities are part of an issue
	registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
		Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering.   YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.   YES

	c.	The underwriting was a firm commitment
		underwriting.   YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting similar securities during the same period. YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors).  YES

Approved: /s/ Scott Amero
Date: 06/18/02


FORM 10f-3
THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  The BlackRock Managed
Income Portfolio
2.	Issuer:  Verizon Global  (rate-7.75%, due 6/15/32)

3.	Date of Purchase:  6/18/02
4.	Underwriter from whom purchased:  Salomon Smith Barney
Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in
syndicate:   PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $1.36 million (total offering:  $400
million)
7.	Aggregate principal amount of purchase by funds advised
by BlackRock (out of total offering):  $34.6 million
8.	Purchase price (net of fees and expenses):  98.742
9.	Date offering commenced:  6/18/02
10.	Offering price at end of first day on which any sales
were made:  103.68
11.	Have the following conditions been satisfied?
a.	The securities are part of an issue
	registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
		Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering.	YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.   YES

	c.	The underwriting was a firm commitment
		underwriting.   YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.   YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors).  YES

Approved: /s/ Scott Amero
Date: 06/18/02